UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2013

VIKING INVESTMENTS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

138 Pinxinguan Road, Suite 906
Shanghai, China 200070
(Address of principal executive offices, including zip code)

+86 (21) 6034 0015
 (Registrant’s telephone number, including area code)

65 Broadway, 7th Floor
New York, NY 10006
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On April 15, 2013, the registrant, Viking Investments Group, Inc., a Nevada corporation (the “Company”), entered into a Repurchase Agreement with Vikings Investments Group, LLC (a company incorporated under the laws of The Federation of St. Kitts and Nevis which is controlled and managed by the Company’s Chairman, Chief Executive Officer and President, Tom Simeo, and which is the majority shareholder of the Company) (“Viking Nevis”), pursuant to which Viking Nevis agreed to repurchase 566,813 shares of China Wood, Inc. by returning 7,472,093 shares of the Company to the Company for cancellation.

The foregoing summary description of the terms of the repurchase agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of this agreement, reference is made to such agreement, which is filed as Exhibit 99.2 to the Company’s Annual Report on Form 10-K for the year ending December 31, 2012 filed on April 18, 2013, which is incorporated herein by reference.

Item 8.01 Other Events.

As of April 18, 2013, the Registrant has relocated its headquarters and principal executive offices from New York, New York to 138 Pinxinguan Road, Suite 906, Shanghai, China 200070. Its new phone number is +86 (21) 6034 0015.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.2	Repurchase Agreement dated April 15, 2013 incorporated by reference to the Exhibit 99.2 of Registrant’s Form 10-K for the year ending December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING INVESTMENTS GROUP, INC.

Date: April 22, 2013	By:	/s/ Tom Simeo
Tom Simeo
CEO, Chairman